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                                      EXHIBIT 21

                        BF ENTERPRISES, INC. AND SUBSIDIARIES
                            SUBSIDIARIES OF THE REGISTRANT


Name of Subsidiary                     State or Country of Incorporation
------------------                     ---------------------------------

BF Holdings, Ltd.                              Cayman Islands

Boothe Financial Corporation                   Delaware

Boothe Land Corporation                        Florida

Lease Marketing, Inc.                          California

Trout Creek Properties, Inc.                   Delaware

Trout Creek Development Corporation            Delaware